Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
THE MARYGOLD COMPANIES, INC..
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share(1)	Rule 457(c) and Rule 457(h)	5,000,000	$1.93	$9,650,000	$0.0000927	$894.56
Total Offering Amounts					$9,650,000		$894.56
Total Fee Offsets							—
Net Fee Due							$894.56

(1)	Represents Common Stock, $0.001 par value (the “Common Stock”) issuable under the 2021 Omnibus Equity Incentive Plan.

(2)
The proposed maximum offering price per share is based on the average of the high and low price of the Registrant’s Common Stock reported on the NYSE American on March 30, 2022, used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933, as amended.